                                     Exhibit 13

                          Lincoln National Life Account C

                 SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS


STANDARDIZED PERFORMANCE

     The Average Annual Total Return for each period was determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, according to the following formula:


          P  *  (1 + T) ^ n  =  ERV, where:

               P = a hypothetical initial purchase payment of $1,000

               T = average annual total return for the period in question

               n = number of years

          ERV = redeemable value (as of the end of the period in question) of a hypothetical $1,000 purchase payment made at the beginning of the 1-year, 5-year, or 10-year/lifetime period in question (or fractional portion thereof).


          The formula assumes that:
               all recurring fees have been charged to Contract Owner accounts; all applicable non-recurring charges are deducted at the end of the period in question;
               there will be a complete redemption at the end of the period in question;
          The performance figures shown in the table above relate to the contract form containing the highest level of charges.

SEPARATE ACCOUNT C - STANDARDIZED 1 YEAR RETURNS

------------------------------------------------------------------------------------------------------------
                         ONE YEAR RETURNS PERIOD ENDING 12/31/97:
------------------------------------------------------------------------------------------------------------
                                   Growth &      Special        Money                Global As.       Social
                          Bond       Income  Opportunity       Market      Managed   Allocation    Awareness
------------------------------------------------------------------------------------------------------------
Fund Value           $1,084.92    $1,298.82    $1,272.07    $1,043.87    $1,208.38    $1,185.32    $1,364.91
Surrender Charge        $21.70       $25.98       $25.44       $20.88       $24.17       $23.71       $27.30
Final Value          $1,063.22    $1,272.85    $1,246.63    $1,022.99    $1,184.21    $1,161.61    $1,337.61
ANNUAL RETURN           6.322%      27.285%      24.663%       2.299%      18.421%      16.161%      33.761%
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                        Inter-      Capital    LN Equity   Aggressive     DE Emer.    DE Equity    DE Global
                      national   Appreciat.       Income       Growth       Growth       Income         Bond
------------------------------------------------------------------------------------------------------------
Fund Value           $1,052.68    $1,296.92    $1,222.40    $1,243.78    $1,205.44    $1,301.26    $1,001.85
Surrender Charge        $21.05       $25.94       $24.45       $24.88       $24.11       $26.03       $20.04
Final Value          $1,031.63    $1,270.99    $1,197.95    $1,218.90    $1,181.33    $1,275.23      $981.81
ANNUAL RETURN           3.163%      27.099%      19.795%      21.890%      18.133%      27.523%     (1.819%)
------------------------------------------------------------------------------------------------------------

Calculation of Annual Return:

Final Value = 1000 * (31-Dec-97 Unit Value/31-Dec-96 Unit Value) - Surrender Charge

Annual Return = (Final Value / 1000) - 1


UNIT VALUES

---------------------------------------------------------------------------------------------------------------------
                               Growth &      Special        Money                Global As.       Social       Inter-
    Date              Bond       Income  Opportunity       Market      Managed   Allocation    Awareness     national
---------------------------------------------------------------------------------------------------------------------
    31-Dec-96     4.497495     7.826530     6.830424     2.438638     4.084582     2.370777     3.737837     1.515106
    31-Dec-97     4.879424    10.165287     8.688760     2.545625     4.935734     2.810127     5.101816     1.594926
---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                   Capital    LN Equity   Aggressive     DE Emer.    DE Equity    DE Global
    Date        Appreciat.       Income       Growth       Growth       Income         Bond
-------------------------------------------------------------------------------------------
    31-Dec-96     1.678335     1.397515     1.534010     0.993375     1.128649     1.112874
    31-Dec-97     2.176674     1.708316     1.907971     1.197452     1.468663     1.114935
-------------------------------------------------------------------------------------------

SEPARATE ACCOUNT C - STANDARDIZED 5 YEAR RETURNS

------------------------------------------------------------------------------------------------------------
                         FIVE YEAR RETURNS PERIOD ENDING 12/31/97:
------------------------------------------------------------------------------------------------------------
                                   Growth &      Special        Money                Global As.       Social
                          Bond       Income  Opportunity       Market      Managed   Allocation    Awareness
------------------------------------------------------------------------------------------------------------
Fund Value           $1,383.37    $2,391.22    $2,238.56    $1,201.97    $1,867.60    $1,901.70    $2,798.04
Surrender Charge         $0.00        $0.00        $0.00        $0.00        $0.00        $0.00        $0.00
Final Value          $1,383.37    $2,391.22    $2,238.56    $1,201.97    $1,867.60    $1,901.70    $2,798.04
ANNUAL RETURN           6.706%      19.048%      17.488%       3.748%      13.307%      13.718%      22.849%

------------------------------------------------------------------------------------------------------------
                         FIVE YEAR RETURNS PERIOD ENDING 12/31/97:
------------------------------------------------------------------------------------------------------------
                        Inter-      Capital    LN Equity   Aggressive     DE Emer.    DE Equity    DE Global
                      national   Appreciat.       Income       Growth       Growth       Income         Bond
------------------------------------------------------------------------------------------------------------
Fund Value           $1,760.32
Surrender Charge         $0.00
Final Value          $1,760.32
ANNUAL RETURN          11.974%
------------------------------------------------------------------------------------------------------------

Calculation of Annual Return:

Final Value Year Five = 1000 * (31-Dec-97 Unit Value/31-Dec-92 Unit Value) - Surrender Charge

Annual Return = (Final Value Year Five/ 1000)^(1/5) - 1

For those funds whose inception date is after 12/31/92, no 5 year return is given.


UNIT VALUES

------------------------------------------------------------------------------------------------------------
                                   Growth &      Special        Money                Global As.       Social
     Date                 Bond       Income  Opportunity       Market      Managed   Allocation    Awareness
------------------------------------------------------------------------------------------------------------
     31-Dec-92        3.527201     4.251092     3.881410     2.117873     2.642818     1.477693     1.823356
     31-Dec-93        3.936043     4.771873     4.567123     2.160971     2.927197     1.723805     2.055977
     31-Dec-94        3.742666     4.801761     4.487338     2.227597       2.8521      1.68135     2.045629
     31-Dec-95        4.426214     6.586407     5.880524     2.337804     3.657565     2.066329     2.912033
     31-Dec-96        4.497495     7.826530     6.830424     2.438638     4.084582     2.370777     3.737837
     31-Dec-97        4.879424    10.165287     8.688760     2.545625     4.935734     2.810127     5.101816
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                        Inter-      Capital    LN Equity   Aggressive     DE Emer.    DE Equity    DE Global
     Date             national   Appreciat.       Income       Growth       Growth       Income         Bond
------------------------------------------------------------------------------------------------------------
     31-Dec-92        0.906042
     31-Dec-93        1.253378
     31-Dec-94        1.285995     1.020229     1.049749     0.899032
     31-Dec-95        1.391829      1.40828      1.20084     1.306769
     31-Dec-96        1.515106     1.678335     1.397515     1.534010     0.993375     1.128649     1.112874
     31-Dec-97        1.594926     2.176674     1.708316     1.907971     1.197452     1.468663     1.114935
------------------------------------------------------------------------------------------------------------


SEPARATE ACCOUNT C - STANDARDIZED 10 YEAR/LIFETIME RETURNS

------------------------------------------------------------------------------------------------------------
                          TEN YEAR/LIFETIME RETURNS PERIOD ENDING 12/31/97:
------------------------------------------------------------------------------------------------------------
                                   Growth &      Special        Money                Global As.       Social
                          Bond       Income  Opportunity       Market      Managed   Allocation    Awareness
------------------------------------------------------------------------------------------------------------
Fund Value           $2,211.19    $4,071.61    $4,265.55    $1,607.56    $3,019.91    $3,071.54    $5,101.82
Surrender Charge         $0.00        $0.00        $0.00        $0.00        $0.00        $0.00        $0.00
Final Value          $2,211.19    $4,071.61    $4,265.55    $1,607.56    $3,019.91    $3,071.54    $5,101.82
Period                  10.000       10.000       10.000       10.000       10.000       10.000        9.666
ANNUAL RETURN           8.259%      15.074%      15.611%       4.862%      11.686%      11.876%      18.364%
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                          TEN YEAR/LIFETIME RETURNS PERIOD ENDING 12/31/97:
------------------------------------------------------------------------------------------------------------
                        Inter-      Capital    LN Equity   Aggressive     DE Emer.    DE Equity    DE Global
                      national   Appreciat.       Income       Growth       Growth       Income         Bond
------------------------------------------------------------------------------------------------------------
Fund Value           $1,594.93    $2,176.67    $1,708.32    $1,907.97    $1,197.45    $1,468.66    $1,114.94
Surrender Charge         $0.00        $0.00        $0.00        $0.00       $11.97       $14.69       $11.15
Final Value          $1,594.93    $2,176.67    $1,708.32    $1,907.97    $1,185.48    $1,453.98    $1,103.79
Period                   6.668        3.992        3.992        3.992        1.668        1.668        1.668
ANNUAL RETURN           7.251%      21.513%      14.357%      17.568%      10.736%      25.149%       6.097%
------------------------------------------------------------------------------------------------------------


Calculation of Annual Return:

Final Value = 1000 * (31-Dec-97 Unit Value/31-Dec-87 Unit Value) - Surrender Charge***

Annual Return = (Final Value Year Ten/ 1000)^(1/time since inception) - 1

***For those funds whose inception date is after 12/31/87, substitute '1'
   (inception date's unit value) for '31-Dec-87 Unit Value' in formula for Final Value.

UNIT VALUES

------------------------------------------------------------------------------------------------------------
                                   Growth &      Special        Money                Global As.
     Date                 Bond       Income  Opportunity       Market      Managed   Allocation
------------------------------------------------------------------------------------------------------------
     31-Dec-87        2.206691     2.496626     2.036963     1.583530     1.634398     0.914892    02-May-88
     31-Dec-88        2.366544     2.690590     2.085515     1.688430     1.772750     1.008797    02-May-89
     31-Dec-89        2.660957     3.184154     2.747954     1.829107     2.047551     1.178004    02-May-90
     31-Dec-90        2.811317     3.199773     2.539872     1.962132     2.105939     1.182748    02-May-91
     31-Dec-91        3.277415     4.161590     3.634078     2.061240     2.549914     1.390845    02-May-92
     31-Dec-92        3.527201     4.251092     3.881410     2.117873     2.642818     1.477693    02-May-93
     31-Dec-93        3.936043     4.771873     4.567123     2.160971     2.927197     1.723805    02-May-94
     31-Dec-94        3.742666     4.801761     4.487338     2.227597       2.8521      1.68135    02-May-95
     31-Dec-95        4.426214     6.586407     5.880524     2.337804     3.657565     2.066329    02-May-96
     31-Dec-96        4.497495     7.826530     6.830424     2.438638     4.084582     2.370777    02-May-97
     31-Dec-97        4.879424    10.165287     8.688760     2.545625     4.935734     2.810127    31-Dec-97
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                         Social                        Inter-                   Capital                 LN Equity
     Date                Awareness                   national                Appreciat.                    Income
------------------------------------------------------------------------------------------------------------------------------
     31-Dec-87           1.000000
     31-Dec-88           1.185644
     31-Dec-89           1.330718
     31-Dec-90           1.569740       01-May-91    1.000000
     31-Dec-91           1.703843       01-May-92    0.962001
     31-Dec-92           1.848086       01-May-93    1.056134
     31-Dec-93           2.069484       01-May-94     1.28562    03-Jan-94     1.000000    03-Jan-94     1.000000    03-Jan-94
     31-Dec-94           2.311803       01-May-95     1.30152    03-Jan-95     1.017567    03-Jan-95     1.051196    03-Jan-95
     31-Dec-95           3.133516       01-May-96    1.456325    03-Jan-96     1.305692    03-Jan-96     1.411379    03-Jan-96
     31-Dec-96           4.024542       01-May-97    1.528578    03-Jan-97     1.539651    03-Jan-97     1.682432    03-Jan-97
     31-Dec-97           5.101816       31-Dec-97    1.594926    31-Dec-97     2.176674    31-Dec-97     1.708316    31-Dec-97
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                     Aggressive                 DE Emer.               DE Equity                 DE Global
     Date                Growth                   Growth                  Income                      Bond
----------------------------------------------------------------------------------------------------------
     31-Dec-87
     31-Dec-88
     31-Dec-89
     31-Dec-90
     31-Dec-91
     31-Dec-92
     31-Dec-93         1.000000
     31-Dec-94         0.889102
     31-Dec-95         1.191137    01-May-96    1.000000   01-May-96    1.000000    01-May-96     1.000000
     31-Dec-96         1.391643    01-May-97    0.918599   01-May-97    1.200033    01-May-97     1.074137
     31-Dec-97         1.907971    31-Dec-97    1.197452   31-Dec-97    1.468663    31-Dec-97     1.114935
----------------------------------------------------------------------------------------------------------


NON-STANDARDIZED QUOTATIONS

     This schedule presents the formulas and calculations employed in producing the performance quotations set out in the SAI, under the heading, ANON-STANDARDIZED INVESTMENT RESULTSCSUN-ACCOUNTS OF ACCOUNT C@. Amount and Compound Growth Rate calculations are shown for all base periods disclosed.


          The formula for calculating the current Amount of an originally invested $1,000 for a particular base period is:


               CP  =  (X/Y) * $1,000, where:

                    CP = Amount at End of Base Period

                    X   = Accumulation Unit Value at End of Base Period

                    Y   = Accumulation Unit Value at Beginning of Base Period


          The formula for calculating the Compound Growth Rate for a particular base period is:


               GR  =  (X/Y) ^ (1/N)  -  1, where:

                    GR = Annualized Return

                    X   = Accumulation Unit Value at End of Base Period

                    Y   = Accumulation Unit Value at Beginning of Base Period

                    N   = Number of Years of Fund Performance Being Evaluated

NON-STANDARDIZED PERFORMANCE - SEPARATE ACCOUNT C

AMOUNT

-------------------------------------------------------------------------------------------------------------------------
                                                             Growth &      Special        Money                Global As.
Years               Start Date     End Date         Bond       Income  Opportunity       Market      Managed   Allocation
-------------------------------------------------------------------------------------------------------------------------
1                    31-Dec-96    31-Dec-97        1,085        1,299        1,272        1,044        1,208        1,185
2                    31-Dec-95    31-Dec-97        1,102        1,543        1,478        1,089        1,349        1,360
3                    31-Dec-94    31-Dec-97        1,304        2,117        1,936        1,143        1,731        1,671
4                    31-Dec-93    31-Dec-97        1,240        2,130        1,902        1,178        1,686        1,630
5                    31-Dec-92    31-Dec-97        1,383        2,391        2,239        1,202        1,868        1,902
10/Life*             See Below    31-Dec-97        2,211        4,072        4,266        1,608        3,020        3,072
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                        Social       Inter-      Capital    LN Equity   Aggressive     DE Emer.   DE Equity  DE Global
Years                Awareness     national   Appreciat.       Income       Growth       Growth      Income       Bond
----------------------------------------------------------------------------------------------------------------------
1                        1,365        1,053        1,297        1,222        1,244        1,205       1,301      1,002
2                        1,752        1,146        1,546        1,423        1,460
3                        2,494        1,240        2,134        1,627        2,122
4                        2,481        1,273
5                        2,798        1,760
10/Life*                 5,102        1,595        2,177        1,708        1,908        1,197       1,469      1,115
----------------------------------------------------------------------------------------------------------------------


Amount = (End Date Unit Value / Start Date Unit Value) * 1,000
*use period of 10 if fund's inception date is before 12/31/87; otherwise, use life


COMPOUND GROWTH RATE

-------------------------------------------------------------------------------------------------------------------------
                                                             Growth &      Special        Money                Global As.
Years               Start Date     End Date         Bond       Income  Opportunity       Market      Managed   Allocation
-------------------------------------------------------------------------------------------------------------------------
1                    31-Dec-96    31-Dec-97        8.49%       29.88%       27.21%        4.39%       20.84%       18.53%
2                    31-Dec-95    31-Dec-97        4.99%       24.23%       21.55%        4.35%       16.17%       16.62%
3                    31-Dec-94    31-Dec-97        9.24%       28.40%       24.64%        4.55%       20.06%       18.67%
4                    31-Dec-93    31-Dec-97        5.52%       20.81%       17.44%        4.18%       13.95%       13.00%
5                    31-Dec-92    31-Dec-97        6.71%       19.05%       17.49%        3.75%       13.31%       13.72%
10/Life*             See Below    31-Dec-97        8.26%       15.07%       15.61%        4.86%       11.69%       11.88%
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                        Social       Inter-      Capital    LN Equity   Aggressive     DE Emer.   DE Equity  DE Global
Years                Awareness     national   Appreciat.       Income       Growth       Growth      Income       Bond
----------------------------------------------------------------------------------------------------------------------
1                       36.49%        5.27%       29.69%       22.24%       24.38%       20.54%      30.13%      0.19%
2                       32.36%        7.05%       24.32%       19.27%       20.83%
3                       35.61%        7.44%       28.74%       17.62%       28.51%
4                       25.51%        6.21%
5                       22.85%       11.97%
10/Life*                18.36%        7.25%       21.51%       14.36%       17.57%       11.40%      25.91%      6.74%
----------------------------------------------------------------------------------------------------------------------


One Year Return = (31-Dec-97 Unit Value/31-Dec-96 Unit Value) - 1
Two Year Return = (31-Dec-97 Unit Value/31-Dec-95 Unit Value)^(1/2) - 1 Three Year Return = (31-Dec-97 Unit Value/31-Dec-94 Unit Value)^(1/3) - 1 Four Year Return = (31-Dec-97 Unit Value/31-Dec-93 Unit Value)^(1/4) - 1 Five Year Return = (31-Dec-97 Unit Value/31-Dec-92 Unit Value)^(1/5) - 1 Ten Year/Life Return** = (31-Dec-97 Unit Value/Start Date Unit
  Value)^(1/period) - 1

*use period of 10 if fund's inception date is before 12/31/87; otherwise, use life
**set start date at 31-Dec-87 if fund's actual inception date is before 12/31/87; otherwise, set start date at fund's actual inception date

NON-STANDARDIZED PERFORMANCE - SEPARATE ACCOUNT C

-------------------------------------------------------------------------------------------------------------------------
                                   Growth &      Special        Money                Global As.       Social       Inter-
Unit Values               Bond       Income  Opportunity       Market      Managed   Allocation    Awareness     national
-------------------------------------------------------------------------------------------------------------------------
31-Dec-97             4.879424    10.165287     8.688760     2.545625     4.935734     2.810127     5.101816     1.594926
31-Dec-96             4.497495     7.826530     6.830424     2.438638     4.084582     2.370777     3.737837     1.515106
31-Dec-95             4.426214     6.586407     5.880524     2.337804     3.657565     2.066329     2.912033     1.391829
31-Dec-94             3.742666     4.801761     4.487338     2.227597     2.852100     1.681350     2.045629     1.285995
31-Dec-93             3.936043     4.771873     4.567123     2.160971     2.927197     1.723805     2.055977     1.253378
31-Dec-92             3.527201     4.251092     3.881410     2.117873     2.642818     1.477693     1.823356     0.906042
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                         Capital    LN Equity   Aggressive     DE Emer.    DE Equity    DE Global
Unit Values           Appreciat.       Income       Growth       Growth       Income         Bond
-------------------------------------------------------------------------------------------------
31-Dec-97               2.176674     1.708316     1.907971     1.197452     1.468663     1.114935
31-Dec-96               1.678335     1.397515     1.534010     0.993375     1.128649     1.112874
31-Dec-95               1.408280     1.200840     1.306769
31-Dec-94               1.020229     1.049749     0.899032
31-Dec-93
31-Dec-92
-------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------------
                                   Growth &      Special        Money   Global As.       Social       Inter-      Capital
10/Life Returns           Bond       Income  Opportunity       Market      Managed   Allocation    Awareness     national
-------------------------------------------------------------------------------------------------------------------------
Start Date**         31-Dec-87    31-Dec-87    31-Dec-87    31-Dec-87    31-Dec-87    31-Dec-87    02-May-88    01-May-91
Unit Value            2.206691     2.496626     2.036963     1.583530     1.634398     0.914892     1.000000     1.000000
Period (years)*         10.000       10.000       10.000       10.000       10.000       10.000        9.666        6.668
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                        LN Equity   Aggressive     DE Emer.    DE Equity    DE Global
10/Life Returns        Appreciat.       Income       Growth       Growth       Income         Bond
--------------------------------------------------------------------------------------------------
Start Date**            03-Jan-94    03-Jan-94    03-Jan-94    01-May-96    01-May-96    01-May-96
Unit Value               1.000000     1.000000     1.000000     1.000000     1.000000     1.000000
Period (years)*             3.992        3.992        3.992        1.668        1.668        1.668
--------------------------------------------------------------------------------------------------


*use period of 10 if fund's inception date is before 12/31/87; otherwise, use life
**set start date at 31-Dec-87 if fund's actual inception date is before 12/31/87; otherwise, set start date at fund's actual inception date